Exhibit 99.1

Press Contact:

Jessie Brumfiel

NeoTerra Group

805-686-8407

jbrumfiel@neoterragroup.com

CallWave Emerges from Post-IPO Quiet Period, Announces Telemarketer Blocking

SANTA BARBARA, Calif. — October 28, 2004 — CallWave, Inc. (Nasdaq: CALL), a leader in VoIP enhanced services, today announced that its 800,000 paid subscribers now have an automatic Telemarketer Blocking capability at no additional cost. CallWave completed the roll out of this functionality during its IPO quiet period.

Telemarketer Blocking is the latest feature of CallWave’s family of VoIP enhanced services aimed at mainstream homes and small offices. CallWave’s applications use Internet capabilities like VoIP and streaming audio to help subscribers get more benefit from all their networks: landline, cell phone and Internet.

“Telemarketer Blocking requires no extra hardware or any installation effort by our subscribers, and it immediately enhances their existing phone line,” said Dave Hofstatter, CallWave’s president and CEO. “We’ve made it easy for the mass market to absorb the benefits of VoIP technology.”

“Telemarketer Blocking was programmed and initially deployed in a matter of weeks. It exemplifies the potential of our carrier-class telephone application platform. Conventional phone applications are hardwired into the network infrastructure. Typically they take years to deploy. In contrast, CallWave uses the Internet, to separate telephone applications from the underlying network infrastructure. As a result, our features are software-based applications. This, in turn, leads to fast deployment, low capital expenditure and low operating expense,” said Hofstatter.

CallWave’s application platform is a softswitch that uses conventional telephone network signaling (SS7) to intercept calls and determine whether they originated from a telemarketer. The process is immediate, adding a mere 10 milliseconds to call setup. CallWave blocks the call by playing a disconnected tone. This permanently removes the CallWave subscriber’s number from the telemarketer call list.

“We built our platform to the carrier standard of five nines of reliability, and now we can deploy software-based features to our installed base at very low incremental cost,” Hofstatter said.

CallWave customer research showed very high levels of product interest, but a low willingness to pay separately for the service.

“Bundling Telemarketer Blocking with existing CallWave services was the right choice,” said John Greathouse, Executive Vice President of Sales and Business Development. “But there’s an additional benefit,” Greathouse continued, “We’ve reduced call volumes and lowered the operating costs of our existing service. It’s like an email provider who blocks spam and thereafter spends less on hard drives. It was an easy decision to offer the initial service at no additional charge, improve our gross margins, and build up customer goodwill.”

About CallWave

CallWave (Nasdaq: CALL) is a leader in VoIP enhanced services. The company provides VoIP application services on a subscription basis that add features and functionality to the telecommunications services used in mainstream homes and small offices. CallWave’s proprietary VoIP software allows subscribers to get more out of their existing networks — landline, mobile, and IP — by adding software-based call-handling features, and by bridging all three networks to help subscribers get their important calls. Founded in 1998, CallWave is headquartered in Santa Barbara, California. For further information, please visit www.callwave.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

Statements in this press release regarding CallWave Inc.’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.

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